SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                           STRATEGIC DIAGNOSTICS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:


(SC14A-07/98)

                           STRATEGIC DIAGNOSTICS INC.
                               111 Pencader Drive
                             Newark, Delaware 19702

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, APRIL 27, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Strategic Diagnostics Inc. (the "Company") will be held at the Christiana Hilton, 100 Continental Drive, Newark, Delaware 19713, on Tuesday, April 27, 1999 at 10:00 a.m. for the following purposes:

     1. To elect four Class I directors of the Company to serve for a two-year term until the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

     2. To approve amendments to the Company's 1995 Stock Incentive Plan (to be renamed the Strategic Diagnostics Inc. 2000 Stock Incentive Plan) to increase the number of shares authorized for issuance from 1,700,000 to 2,500,000 (an increase of 500,000 shares after the cancellation of the 1993 Stock Incentive
Plan).

     3. To approve the Company's Employee Stock Purchase Plan;

     4. To consider and act upon any other matters which may properly be brought before the Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned, or to which the Meeting may be postponed.

     The Board of Directors has fixed the close of business on March 12, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's Common Stock and Series A Preferred Stock at the close of business on that date will be entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Meeting may vote in person, even if they have previously delivered a signed proxy.


                                    BY ORDER OF THE BOARD OF DIRECTORS,


                                    Martha C. Reider
                                    Secretary

Newark, Delaware
March 30, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           STRATEGIC DIAGNOSTICS INC.


                               111 Pencader Drive
                             Newark, Delaware 19702

                                   ----------
                                 PROXY STATEMENT
                                   ----------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Strategic Diagnostics Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 27, 1999, and at any adjournments or postponements thereof (the "Meeting"). At the Meeting, stockholders will be asked to vote upon
(i) the election of four Class I directors of the Company (ii) the approval of amendments to the Company's 1995 Stock Incentive Plan (to be renamed the Strategic Diagnostics Inc. 2000 Stock Incentive Plan) (iii) the approval of the Company's Employee Stock Purchase Plan and (iv) any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 30, 1999. The Board has fixed the close of business on March 12, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting (the "Record Date"). Only stockholders of record of the Company's Common Stock and Series A Preferred Stock (collectively, the "Stock") at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 13,262,157 shares of Common Stock and 2,164,362 shares of Series A Preferred Stock outstanding and entitled to vote at the Meeting. Holders of the Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of the Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are each included in the number of shares present at the Meeting for purposes of establishing a quorum. The affirmative vote of the holders of a plurality of the shares of the Stock present or represented at the Meeting is required for the election of Class I directors and thus, abstentions and broker non-votes have no effect on the outcome of the election of directors. All other proposals require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE MEETING AND NOT REVOKED WILL BE VOTED AT THE MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEES FOR CLASS I DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, FOR THE APPROVAL OF THE AMENDMENTS TO THE 1995 STOCK INCENTIVE PLAN AND FOR THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record as of the Record Date may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Meeting. Any stockholder of record as of the Record Date attending the Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Meeting will not constitute revocation of a previously given proxy.

            STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table presents, as of March 12, 1999, information as to (i) the persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock and the Series A Preferred Stock, each as a class, on March 12, 1999, (ii) each director, (iii) each of the named officers appearing in the Summary Compensation Table under "Executive Compensation" below, and (iv) all directors and officers of the Company as a group, based on representations of officers and directors of the Company and filings received by the Company on Schedule 13D and Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of such date, the Company had 13,262,157 shares of Common Stock issued and outstanding and 2,164,362 shares of Series A Preferred Stock issued and outstanding. Shares of Series A Preferred Stock are convertible into an equal number of shares of Common Stock. The number of shares and the percentage beneficially owned by the persons or entities named in the table and by all officers and directors as a group is presented in accordance with Rule 13d-3 of the Exchange Act and includes, in addition to shares issued and outstanding, unissued shares which are subject to issuance upon exercise of options or warrants within 60 days of March 12, 1999. The address of the individual beneficial owners is in care of the Company at its address listed on the first page of this Proxy Statement.

                                                        No. of Shares                        Percent of
                                                    Beneficially Owned(1)                       Class
                                                 --------------------------            ----------------------
                                                                  Series A                           Series A
Name and Address of Beneficial Owner              Common          Preferred            Common       Preferred
------------------------------------             --------         ---------            -------      ---------
Palo Alto Investors, Inc.
  431 Florence Street, Suite 200
  Palo Alto, California 94302 ..............    2,535,500(2)            --              19.2%            --
The Perkin-Elmer Corporation
  761 Main Avenue
  Norwalk, Connecticut 06859 ...............    1,308,724(3)            --               9.9%            --
DSV Partners IV
  221 Nassau Street
  Princeton, New Jersey 08542(4) ...........      182,157(5)     1,082,181               1.4%          50.0%
Edison Venture Fund II, L.P.
  1009 Lenox Drive #4
  Lawrenceville, New Jersey 08648(4) .......      156,500(6)       907,636               1.2%          41.9%
Edison Venture Fund II-PA, L.P.
  1009 Lenox Drive #4
  Lawrenceville, New Jersey 08648(4) .......       30,095(7)       174,545                 *            8.1%
Grover C. Wrenn ............................      479,000(8)            --               3.6%            --
Richard C. Birkmeyer .......................    1,996,906(9)            --              14.9%            --
Richard J. Defieux .........................      211,595(10)    1,082,181               1.6%          50.0%
Robert E. Finnigan .........................       66,600(11)           --                 *             --
Stephen O. Jaeger ..........................    1,334,924(12)           --              10.1%            --
Kathleen E. Lamb ...........................      581,931(13)           --               4.4%            --
Curtis Lee Smith ...........................       51,000(14)           --                 *             --
Arthur A. Koch, Jr. ........................       75,000(14)           --                 *             --
Martha C. Reider ...........................      556,470(15)           --               4.2%            --
James W. Stave .............................      119,907(14)           --                 *             --
Kelly J. Cullum ............................       50,000(14)           --                 *             --
All Officers and Directors
as a group (11 persons) ....................    5,523,333(16)    1,082,181              39.0%          50.0%

----------

*    Represents less than 1%.

(1) Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.

(2) Ownership of these shares was reported to the Company on Schedule 13G dated February 4, 1999.

(3) Ownership of these shares was reported to the Company on Schedule 13D dated January 9, 1997.

(4) Ownership of these shares was reported to the Company on Schedule 13D dated January 9, 1997.

(5)  Includes 156,358 shares underlying exercisable warrants.

(6)  Includes 131,140 shares underlying exercisable warrants.

(7)  Includes 25,218 shares underlying exercisable warrants.

(8)  Includes 225,000 shares of Common Stock underlying exercisable options.

(9)  Includes 125,661 shares underlying exercisable options.

(10) Shares of Common Stock represent shares owned and 181,358 shares of Common Stock underlying exercisable warrants and options. Of such amount, 25,000 shares of Common Stock underlie exercisable options owned by Mr. Defieux individually. Mr. Defieux is a General Partner of Edison Partners II, L.P., the General Partner of Edison Venture Fund II, L.P. and Edison Venture Fund II-PA, L.P. Mr. Defieux shares voting and investment powers with the other general partners of Edison Partners II, L.P. with respect to the shares owned by such funds. Mr. Defieux disclaims beneficial ownership of shares held by such funds except as to his proportionate partnership interest therein.

(11) Includes 61,000 shares subject to exercisable options and 5,600 shares owned jointly with Dr. Finnigan's wife.

(12) Includes 1,308,724 shares held by The Perkin-Elmer Corporation ("Perkin-Elmer") and 25,000 shares subject to exercisable options. Mr. Jaeger, the Perkin-Elmer designee to the Company's Board of Directors, is the Executive Vice President and Chief Operating Officer of Pharmacom Group Inc. and has agreed to advise Perkin-Elmer on matters concerning the Company, including matters requiring a vote of the shares. Mr. Jaeger disclaims beneficial ownership of the shares owned by Perkin-Elmer.

(13) Ms. Lamb is the Vice President of Finance of EM Science, Inc., a division of EM Industries, Inc. As such, she is deemed to share voting and dispositive control, and therefore to have beneficial ownership of the Company's Common Stock held by EM Industries, Inc. Ms. Lamb owns exercisable options to purchase 25,000 shares of Common Stock. Ms. Lamb disclaims beneficial ownership of the shares held by EM Industries, Inc.

(14) Consists of shares underlying exercisable options.

(15) Includes 45,362 shares underlying exercisable options.

(16) Includes 827,930 shares subject to exercisable options, 5,600 shares owned jointly by Dr. Finnigan and his wife and 156,358 shares underlying exercisable warrants.

                                   PROPOSAL 1
                        ELECTION OF A CLASS OF DIRECTORS

     The Company is the entity resulting from the merger (the "Merger") of EnSys Environmental Products, Inc. ("EnSys"), and Strategic Diagnostics Inc., a privately held company ("SDI"), which occurred on December 30, 1996 pursuant to an Agreement and Plan of Merger between such parties (the "Merger Agreement"). EnSys was the surviving entity and changed its name to Strategic Diagnostics Inc. Upon consummation of the Merger, Mr.Birkmeyer and the other officers of SDI became officers of the Company and Mr. Wrenn became its Chairman. The Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") which was effective concurrently with the consummation of the Merger on December 30, 1996, provides that the Board will consist of seven members, three initially selected by EnSys (Messrs. Wrenn, Finnigan and Smith), three initially selected by SDI (Messrs. Birkmeyer and Defieux and Ms. Lamb) and the remaining member (Mr. Jaeger) initially selected by Perkin-Elmer. The Merger Agreement and the Company's By-Laws require the Company to nominate the Class I directors identified below for election at the Meeting. The Board is divided into two classes of directors with each director serving a two-year term. Each year only one class of directors is subject to a stockholder vote. Four Class I directors will be elected each to a two-year term at the Meeting. The members of Class I are Grover C. Wrenn, Richard C. Birkmeyer, Kathleen E. Lamb and Curtis Lee Smith, Jr.; and of Class II are Richard J. Defieux, Robert E. Finnigan and Stephen O. Jaeger. The Class II members of the Board are not standing for election and their terms expire in 2000. Grover C. Wrenn, Richard C. Birkmeyer, Kathleen E. Lamb and Curtis Lee Smith Jr. are the Class I nominees for election to the Board at the Meeting. Such nominees if elected, will hold office until the annual meeting in 2001 and until their successor is duly elected and qualified. The affirmative votes of a plurality of the shares of the Stock present or represented at the Meeting and entitled to vote is required for the election of the Class I Directors. Unless otherwise instructed, the persons named in the accompanying proxy will vote "FOR" the election of Grover C. Wrenn, Richard C. Birkmeyer, Kathleen E. Lamb and Curtis Lee Smith Jr. as Class I Directors. The following table sets forth the name, age and principal occupation of each director, including the nominees, and the year in which he or she became a director.
                                                                        Director
Name And Principal Occupation                                  Age        Since
--------------------------------------------------------------------------------
Grover C. Wrenn (1) .....................................      56         1992
  Chairman of the Board SDI,
  Chief Executive Officer Accent Health Inc.
Richard C. Birkmeyer (1) ................................      45         1996
  President and Chief Executive Officer of the Company
Richard J. Defieux ......................................      47         1996
  General Partner of Edison Partners, L.P.
Robert E. Finnigan, Ph.D. ...............................      71         1991
  Consultant
Kathleen E. Lamb (1) ....................................      53         1996
  Vice President of Finance of EM Science, Inc.
Curtis Lee Smith, Jr. (1) ...............................      71         1991
  Chief Executive Officer of New Horizons Worldwide, Inc.
Stephen O. Jaeger .......................................      54         1996
  Executive Vice President and Chief Operating Officer
  Pharmacom Group Inc.

----------

(1)  A nominee for election to the Board of Directors.

                             BACKGROUND OF DIRECTORS

     Grover C. Wrenn, age 56, has served as Chairman of the Board since December 1996. Mr. Wrenn has served as President and Chief Executive Officer of AccentHealth Inc., a privately held communications and marketing firm, since November 1996. Prior thereto, Mr. Wrenn served as President and Chief Executive Officer of EnSys from April 1995. Prior to being appointed its President and CEO, Mr. Wrenn had served as a director of EnSys since 1992. From 1993 until February 1995, Mr. Wrenn served as President, Chief Executive Officer and a director of Applied Bioscience International, Inc. Mr. Wrenn is a director of Safety Kleen Corp., a publicly held provider of hazardous and industrial waste management services to industry and government. Mr. Wrenn is also a director of Pharmakinetics Laboratories, Inc., a publicly held contract research organization. Mr. Wrenn also serves as a Trustee of Eckerd College.

     Richard C. Birkmeyer, age 45, co-founded SDI in 1990 and served as its President and Chief Executive Officer and as a director since inception. On December 30, 1996, Mr. Birkmeyer was appointed a director of the Company and became its President and Chief Executive Officer. Prior to founding SDI, Mr. Birkmeyer was employed by E.I. duPont de Nemours from 1983 to 1990, where he had most recently served as a product manager. Mr. Birkmeyer received a Ph.D. in Biochemistry/Immunology from the State University of New York at Binghamton and his B.S. in Biology from the State University of New York at Plattsburgh. In addition, Mr.Birkmeyer completed post-doctoral research in immunogenetics at Iowa State University.

     Richard J. Defieux, age 47, served as a director of SDI since 1993 and was appointed as a director of the Company on December 30, 1996. Mr. Defieux is a General Partner of Edison Partners, L.P., which is the general partner of Edison Venture Fund, L.P., a private venture capital fund. Since 1990, Mr. Defieux has also been a general partner of Edison Partners II, L.P., which is the general partner of Edison Venture Fund II, L.P., and Edison Venture Fund II-PA, L.P., and since 1994, a general partner of Edison Partners III, L.P., which is the general partner of Edison Venture Fund III, L.P. Prior to joining Edison in 1987, Mr. Defieux was a General Partner of Princeton/Montrose Partners, a venture capital firm. Mr. Defieux received his B.A. and M.A. degrees in Geology from Boston University and his M.B.A. from Columbia University.

     Robert E. Finnigan, age 71, has served as a director of EnSys since 1991. Dr. Finnigan was a member of the Scientific Advisory Board of EnSys and is a consultant to several analytical instrument manufacturers. From 1967 to 1990, Dr. Finnigan served in various executive roles and as a director at Finnigan Corporation, an analytical instrument manufacturer. He is a director of ThermoSpectra Corporation, a publicly owned subsidiary of Thermo Instrument Systems, Inc. and is an advisor to Hambrecht & Quist's Environmental Technology Fund.

     Kathleen E. Lamb, age 53, served as a director of SDI since 1996 and was appointed as a director of the Company on December 30, 1996. Since 1991, Ms. Lamb has been Vice President of Finance of EM Science, Inc. and, from May 1996 through 1997, served as General Manager of OEM Marketing for EM Science, Inc., a division of EM Industries, Inc. which is an affiliate of Merck KGaA, Darmstadt, Germany. Prior to joining EM Science, Inc., Ms. Lamb was the Vice President of Finance for EM Diagnostics Systems. She is also a member of the Board of Directors of M.E. Gordon & Associates and has taught finance courses at Rowan College in New Jersey. Ms. Lamb received her B.S. in Accounting and M.B.A from Drexel University.

     Curtis Lee Smith, Jr., age 71, has served as a director of EnSys since 1991. Mr. Smith served as Chairman of the Board and Chief Executive Officer of Handex Corp., an environmental consulting and remediation company, from 1986 to 1996. He is now Chairman of the Board and Chief Executive Officer of New Horizons Worldwide, Inc., an owner and franchisor of computer training centers.

     Stephen O. Jaeger, age 54, served as a director of SDI since August 1996 and was appointed as a director of the Company on December 30, 1996. Mr. Jaeger has been Executive Vice President, Chief Operating Officer and a Director of Pharmacon Group Inc., since February 1999. From January through October 1998, Mr. Jaeger was the Executive Vice President and Chief Financial Officer of Clinical Communications Group Inc., a privately-held provider of outsourced educational marketing services to the pharmaceutical industry. Prior thereto Mr. Jaeger had been Vice President and Chief Financial Officer of Perkin-Elmer since 1995, and since 1996 had also been its Treasurer. From 1987 to 1995, Mr. Jaeger was employed by Houghton Mifflin and Company, most recently as Executive Vice President, Chief Financial Officer and Treasurer, and served on its board of directors. Mr. Jaeger is also Chairman of the Board and a director of Inso Corporation.

Compensation of Directors

     Directors are entitled to receive compensation for their services as determined by a majority of the Board. However, directors that are employees, and who receive compensation for their services as such, are not entitled to receive any compensation for their services as a director of the Company. Board members are entitled to reimbursement for travel related expenses incurred in attending meetings of the Board and its committees. Under an agreement terminated effective June 1, 1998, Mr. Wrenn, in his capacity as Chairman, received compensation of $33,333 and participated in the Company's employee benefit plans during 1998 until such date.

Meetings of the Board of Directors and Committees

     The board of directors of the Company held six meetings during the fiscal year ended December 31, 1998. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors of the Company and of the committees of which he or she was a member which were held during the period he or she was a director or committee member. The Audit Committee of the Company's board of directors held three meetings in 1998. The members of the Audit Committee were Mr. Jaeger, Ms. Lamb and Mr. Smith. The Audit Committee reviews the selection of outside accountants, reviews the results and scope of the annual audit and the services provided by the Company's independent auditors and the recommendations of the auditors with respect to the accounting systems and controls. The Compensation Committee of the Company's board of directors met once in 1998. The members of the Compensation Committee were Mr. Wrenn, Mr. Defieux and Dr.Finnigan. The Compensation Committee reviews and approves salaries for all corporate officers, reviews and approves all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs, reviews and approves management succession planning, conducts special competitive studies, retains compensation consultants as necessary and appropriate, and recommends appropriate programs and action on any of the above matters to the Board. The Board selects nominees for election as directors of the Company. The Board will consider a nominee for election to the Board recommended by a stockholder of record if such recommendation is timely, in accordance with, and accompanied by the information required by, the Company's By-Laws. The Company does not maintain a standing nominating committee.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of ownership and reports of change of ownership with the Securities and Exchange Commission (the "SEC"). The Company has a program to assist its officers and directors in complying with the filing requirements of Section 16(a). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and other information gathered by the Company, the Company believes that during the preceding year the executive officers and directors then subject to
Section 16(a) complied with all Section 16(a) filing requirements.


                                   PROPOSAL 2
                TO AMEND AND RENAME THE 1995 STOCK INCENTIVE PLAN

     The Board of Directors believes that attracting, motivating and retaining key personnel of the Company is essential to the Company's growth and success. The Board also believes that important advantages to the Company are gained by a comprehensive compensation program that includes different types of incentives for motivating key personnel of the Company and rewards for outstanding service. Accordingly, on March 24, 1999, the Board adopted, subject to stockholder approval, the below-described amendments to the Company's 1995 Stock Incentive Plan. The amendments are designed to enhance the Company's ability to closely link compensation to performance and to reward key personnel for outstanding service.

     The 1995 Stock Incentive Plan provides for the issuance of stock options, stock awards and performance share awards. The Board has the authority to select recipients of awards, who may be officers, employees, directors, consultants or advisors of the Company. Presently the Company has approximately 100 employees (including officers) and seven directors. The 1995 Stock Incentive Plan provides for the issuance of Incentive Stock Options, for which the exercise price must be equal to the fair market value of the underlying shares on the date the option is granted, and non-statutory (or "nonqualified") stock options. Options are subject to such limitations and conditions on exercise as the Board determines, including the time and manner in which options are exercisable. In the case of a merger or consolidation with another corporation, the Board may (but is not required to) provide for the substitution of options in such other corporation's shares as a replacement for options granted under the 1995 Stock Incentive Plan. As a general matter, options terminate three months following termination of employment or other relationship with the Company (unless the Board provides otherwise) or on the expiration of the stated term of the option, if earlier. Options terminate at other times in the case of the optionee's death, disability or termination for cause.

     The 1995 Stock Incentive Plan also provides for the outright grant of shares to an eligible individual at no cost to that individual. Shares may be awarded subject to such conditions and limitations as the Board may determine or may be issued without restriction. The plan also provides for the issuance of Performance Share Awards, which entitle the recipients to acquire shares of Company stock upon the attainment of specified performance goals. Performance Share Awards may be made independent of the granting of any other awards under the plan. The Board sets performance goals applicable to each award, which may vary among participants.

     The Company proposes and recommends the adoption of changes to the 1995 Stock Incentive Plan and authorization of additional shares for award under the revised plan. The 1995 Stock Incentive Plan would be renamed the Strategic Diagnostics Inc. 2000 Stock Incentive Plan. An additional 800,000 shares would be authorized for issuance under the plan, reflecting the ongoing nature of the plan and the fact that only 85,772 shares of common stock remain available for award under the plan out of the 1,700,000 originally reserved for issuance. Subject to the receipt of stockholder approval of the amendments to the 1995 Stock Incentive Plan, the Company intends to cancel its 1993 Stock Incentive Plan which will liberate 300,000 shares reserved for issuance thereunder. Accordingly, the proposed increase in the shares reserved under the 1995 Stock Incentive Plan will result in a net increase in reserved shares of 500,000. Upon shareholder approval of these changes, the plan will be modified to reflect these and any other changes made by the Board to the plan.

     Prior to the date of this proxy statement, option grants have been made under the 1995 Stock Incentive Plan to the following persons and groups (with the underlying share amounts immediately following each person or group):
Richard J. Birkmeyer (150,661); Grover C. Wrenn (250,000); Kathleen E. Lamb (45,000); Curtis Lee Smith, Jr. (45,000); all current executive officers as a group (1,025,930); all current directors who are not executive officers as a group (225,000); all other employees as a group (243,060). As of March 23, 1999, the market value of a share of common stock of the Company was $2.25.

     With respect to non-qualified option awards under the 1995 Stock Incentive Plan, participants will recognize no taxable income at the time of grant. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The participant will recognize as a capital gain or loss any profit or loss realized on the sale or exchange of any share disposed of or sold. The Company will be entitled to deduct an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.

     With respect to incentive stock options, generally, the participant will recognize no taxable gain or loss when the incentive stock option is granted or exercised. Upon exercise, the excess, if any, of the fair market value over the exercise price will be an item of tax preference for purposes of the participant's alternative minimum tax.

     If the shares acquired upon the exercise of an incentive stock option are held for two years after the date of grant and one year from the date the shares are transferred following the exercise of the incentive stock option, then the participant will recognize any gain or loss realized upon a sale of the shares as long-term capital gain or loss. The Company will not be entitled to a deduction. If the shares are not held for the holding periods, the participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of Common Stock on the date the option is exercised, or the amount of gain recognized on the sale if less. The Company will be entitled to a deduction equal to the amount of any ordinary income so recognized. If the shares are not held for the holding periods and the amount realized upon sale is less than the grant price, such difference will be a capital loss to the participant.

     The Board has the right to amend, modify or terminate the 1995 Stock Incentive Plan at any time without notice, provided that no participant's then existing rights are adversely affected without his or her consent, and provided further, that upon any amendment of the plan, stockholder approval will be obtained if required by law.

The above description is a partial summary of material provisions of the 1995 Stock Incentive Plan, including amendments to the plan adopted by the Board on March 24, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL TO APPROVE THE AMENDMENT AND RENAMING OF THE 1995 STOCK INCENTIVE PLAN. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted IN FAVOR OF the adoption of the amendment and renaming of the 1995 Stock Incentive Plan.


                                   PROPOSAL 3
           TO APPROVE THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

     On November 3, 1998, the Board adopted, subject to stockholder approval as described herein, the Company's Employee Stock Purchase Plan (the "ESP Plan"). The ESP Plan is an employee stock purchase plan under Internal Revenue Code ("IRC") Section 423. The ESP Plan allows employees to purchase the Company's Common Stock from the Company at a discount, without being subject to tax until they sell the stock, and without having to pay any brokerage commissions with respect to the purchases. The effective date of the ESP Plan was January 1, 1999. The purpose of the ESP Plan is to encourage and facilitate the purchase of Common Stock by employees of the Company and any subsidiaries approved by the Board of Directors (collectively, the "Participating Companies"), thereby providing employees of the Company and Participating Companies with a personal stake in the Company and a long range inducement to remain in the employ of the Company and the Participating Companies. The ESP Plan is administered by the Board of Directors or by a committee appointed by the Board of Directors.


Summary of the ESP Plan

     The ESP Plan provides employees with the right to purchase shares of Common Stock through payroll deduction. A total of 661,157 shares of Common Stock are available for purchase under the ESP Plan, subject to adjustment in the number and price of shares of Common Stock available for purchase in the event the outstanding shares of Common Stock are increased or decreased through stock dividends, recapitalizations, reorganizations or similar changes. The ESP Plan is to be administered by the Board, which may delegate responsibility for such administration to a committee of the Board (the "Committee"). Subject to the terms of the ESP Plan, the Board or the Committee shall have authority to interpret the ESP Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the ESP Plan.

     An employee of the Company or a Participating Company is eligible to participate in the ESP Plan if the employee, as of the last day of the month immediately preceding the effective date of an election to purchase shares of Common Stock pursuant to the ESP Plan: (1) has been employed on a full-time basis for at least six consecutive months; or (2) has been employed on a part-time basis for at least 24 consecutive months. An employee is considered to be a part-time employee if the employee is scheduled to work at least 20 hours per week. Approximately 100 employees, including the chief executive officer and the other executive officers of the Company, are eligible to participate in the ESP Plan.

     Notwithstanding the foregoing, any employee who, after purchasing Common Stock under the ESP Plan, would own five percent or more of the total combined voting power or value of all classes of stock of the Company or any parent corporation or subsidiary corporation thereof is not eligible to participate. Ownership of stock is determined in accordance with the provisions of IRC
Section 424(d). Further, an employee is not eligible to participate if such participation would permit such employee's rights to purchase stock under all employee stock purchase plans of the Participating Companies which meet the requirements of IRC Section 423(b) to accrue at a rate which exceeds $25,000 in fair market value for each calendar year in which such option is outstanding.

     Eligible employees may elect to participate in the ESP Plan during an Offering which starts on the first day of each calendar quarter beginning on or after adoption of the ESP Plan by the Board (the "Offering Commencement Date") and ends on the last day of each calendar quarter (the "Offering Termination Date"). Shares will be deemed to have been purchased on the Offering Termination Date. The purchase price per share offered under the ESP Plan will be 90 percent of the lesser of: (1) the fair market value per share on the Offering
Commencement Date, or if such date is not a trading day, then on the next trading day thereafter; or (2) the fair market value per share on the Offering Termination Date, or if such date is not a trading day, then on the next trading day thereafter.

     If the total number of shares of Common Stock for which purchase rights are exercised on any Offering Termination Date exceeds the maximum number of shares of Common Stock available, the Board or Committee shall make a pro rata allocation of shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied account balances shall be returned to participants as soon as practicable following the Offering Termination Date.

     A participant may discontinue his participation in the ESP Plan at any time. A participant may change the amount of payroll deductions for subsequent Offerings by giving written notice of such change to the Board or Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the Offering for which such change is effective.

     A participant may elect to withdraw the balance credited to the participant's account by providing a termination form to the Board or the Committee at any time before the Offering Termination Date applicable to any Offering. A participant may withdraw all, but not less than all, of the amounts credited to the participant's account. A participant who elects to withdraw from an Offering shall be deemed to have elected not to participate in each of the two succeeding Offerings following the date on which the participant gives a termination form to the Committee.

     Generally, upon termination of a participant's employment for any reason other than death, all amounts credited to such participant's account shall be returned to the participant. In the event of a participant's (1) termination of employment due to death or (2) death after termination of employment but before the participant's account has been returned, all amounts credited to such participant's account shall be returned to the participant's successor-in-interest.

     All funds held or received by the Company under this ESP Plan may be used for any corporate purpose until applied to the purchase of shares of Common Stock or refunded to employees and shall not be segregated from the general assets of the Company. Shares of Common Stock purchased under the ESP Plan will be issued from the Company's treasury stock or from the Company's authorized but unissued shares. The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the ESP Plan.

     The ESP Plan is not qualified under Section 401(a) of the Internal Revenue Code. The Company generally will not be entitled to a deduction with respect to stock purchased under the ESP Plan, unless the stock is disposed of less than one year after the Common Stock is purchased by the employee, or less than two years after each Offering Commencement Date.

     Generally, no tax consequences arise at the time the participant purchases shares of Common Stock. If a participant does not dispose of shares of Common Stock purchased under the ESP Plan for at least one year after the date of purchase and at least two years after the grant of the purchase right, he will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of
(a) the 10% discount originally allowed, or (b) the excess over the purchase price of (i) the amount actually received for the shares if sold or exchanged or
(ii) the fair market value of the shares on the date of any other termination of his ownership (such as by gift). The amount of such ordinary income is then added to the participant's basis in his shares for purposes of determining capital gain or loss.

     If a participant disposes of shares of Common Stock purchased under the ESP Plan less than one year after the date of purchase, or more than one year after the date of purchase but within two years after the grant of the purchase right, he will be deemed to have received compensation taxable as ordinary income in the amount of the difference between the amount paid for the shares and the value of the shares at the time of purchase. If the shares are sold or exchanged, the amount of such ordinary income is added to the participant's basis in his shares for purposes of determining capital gain or loss. If a participant dies before disposing of the shares purchased under the ESP Plan, he will be deemed to have realized compensation income taxable as ordinary income in the taxable year closing with his death in an amount equal to the lesser of clauses (a) and (b)(ii) as set forth in the immediately preceding paragraph. He is deemed not to have realized any capital gain or loss because of death.

     The Board or the Committee shall have the right to amend, modify or terminate the ESP Plan at any time without notice, provided that no employee's then existing rights are adversely affected without his or her consent, and provided further, that upon any amendment of the ESP Plan, stockholder approval will be obtained if required by law.

     The above description is a partial summary of material provisions of the Company's ESP Plan. This summary is qualified in its entirety by reference to the full text of the plan which appears as Exhibit A attached to this proxy statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL TO APPROVE THE ADOPTION OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted IN FAVOR OF the adoption of the ESP Plan.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain compensation information for each of the last three fiscal years with respect to
(i) the Company's Chief Executive Officer and (ii) each of the Company's four other most highly compensated officers based on salary and bonus paid during 1998.


                           SUMMARY COMPENSATION TABLE
                                                                                    Long-Term       All Other
                                                 Annual Compensation              Compensation    Compensation
                                           ------------------------------          ----------      ----------
                                                                                   Securities
                                                                                   Underlying
 Name and Principal Position             Year         Salary($)     Bonus($)       Options(#)       Amount($)
 ---------------------------             ----         ---------     --------       ----------      ----------
Grover C. Wrenn (1)                      1998           33,333            --              --          1,000
Chairman                                 1997           80,000            --              --        216,790
                                         1996          157,500       117,688         100,000         14,834

Richard C. Birkmeyer (2)                 1998          174,333            --              --         10,150
President and CEO                        1997          164,000        64,500              --         10,150
                                         1996               --            --         100,000             --

Arthur A. Koch, Jr. (3)                  1998          158,886            --         100,000          7,820
Vice President and COO                   1997          124,100        43,500         100,000          2,250
                                         1996               --            --              --             --

Martha C. Reider (4)                     1998          107,601            --              --          8,636
Vice President, Quality                  1997          101,200        20,000          60,000          8,433
Assurance/Human Resources  1996            --               --            --              --             --

James W. Stave Ph.D.(5)                  1998          109,001            --              --          8,686
Vice President,                          1997           99,600        20,000          60,000          8,381
Research and Development                 1996               --            --              --             --

Kelly J. Cullum (6)                      1998          200,064        35,000         200,000             --
Vice President,                          1997               --            --              --             --
Sales & Marketing                        1996               --            --              --             --


(1) Effective December 30, 1996, Mr. Wrenn resigned as President and Chief Executive Officer and was appointed Chairman. All Other Compensation consists of $1,000 in Company contributions to Mr. Wrenn's 401(k) account. Effective June 1, 1998, Mr. Wrenn no longer received a salary or benefits from the Company for serving as its Chairman.

(2) Mr. Birkmeyer's employment as President and Chief Executive Officer of the Company commenced on December 30, 1996. All other compensation consists of $4,750 in Company contributions to Mr. Birkmeyer's 401(k) account and $5,400 for an automobile allowance.

(3) Mr. Koch's employment commenced April 14, 1997. All other compensation consists of $2,420 in Company contributions to Mr. Koch's 401(k) account and $5,400 for an automobile allowance.

(4) Ms. Reider's employment with the Company commenced on December 30, 1996. All other compensation consists of $5,400 for an automobile allowance and $3,236 in Company contributions to Ms. Reider's 401(k) account.

(5) Dr. Stave's employment with the Company commenced on December 30, 1996. All other compensation consists of $5,400 for an automobile allowance and $3,286 in Company contributions to Dr. Stave's 401(k) account.

(6) Ms. Cullum's employment commenced on February 10, 1998.

     Option Grants and Exercises in Fiscal Year 1998. The following tables summarize option grants and exercises during 1998 to or by the officers named in the Summary Compensation Table. In accordance with SEC rules, also shown are the hypothetical gains or "option spreads," on a pre-tax basis, that would exist for the respective options. These gains are based on assumed rate of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.

                        OPTION GRANTS IN FISCAL YEAR 1998

                                                                                     Potential Realizable Value
                                    Individual Grants Under the Company's            at Assumed Annual Rates of
                                 Amended and Restated 1995 Stock Option Plan          Stock Price Appreciation
                            -----------------------------------------------------    ---------------------------
                             Number of
                            Securities  Percent of Total
                            Underlying   Options Granted   Exercise                     5% for         10 for%
                              Options    to Employees in   Price per   Expiration     Option Term    Option Term
         Name                 Granted    Fiscal Year (%)     Share        Date            ($)            ($)
         ----               ----------  ---------------    --------    ----------     -----------    ----------
Arthur A. Koch, Jr.          100,000(1)      33.3%          $2.625       1/26/08        144,724        356,461
Kelly J. Cullum              200,000(1)      66.7%          $2.625       1/26/08        289,447        712,923

(1) Options were granted January 28, 1998 and will become exercisable at a rate of 25% on January 1, 1999 and 25% annually on each January 1 thereafter.




                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                        AND FISCAL YEAR-END OPTION VALUES

                                                            Number of Unexercised       Value of Unexercised
                                                              Options at Fiscal         In-the-Money Options
                                  Shares                        Year-End (#)         at Fiscal Year-End ($) (1)
                                Acquired on     Value     -------------------------- ---------------------------
         Name                  Exercise (#) Realized ($)  Exercisable  Unexercisable Exercisable   Unexercisable
         ----                  ------------ ------------  -----------  ------------- -----------   -------------
Grover C. Wrenn                     --          --          200,000       50,000            --           --
Richard C. Birkmeyer                --          --          100,661       50,000        91,696           --
Arthur A. Koch, Jr.                 --          --           25,000      175,000         3,125        9,375
Martha C. Reider                    --          --           30,362       45,000        29,680        5,625
James W. Stave                      --          --          104,907       45,000       164,607        5,625
Kelly J. Cullum                     --          --               --      200,000            --           --

(1) Value is calculated based on the difference between the option exercise price and the market price of the Common Stock on December 31, 1998 ($2.00), multiplied by the number of shares to which the option relates.


Executive Employment Agreements

     The Company maintains an employment agreement dated as of December 30, 1996 with Mr. Birkmeyer, which provides for compensation at an annual rate of $164,000 with annual increases of not less than 5% of the then current salary as determined by the Compensation Committee. Additionally, Mr. Birkmeyer is entitled to an annual bonus as determined by the Compensation Committee not to exceed 75% of his then current salary. This agreement also granted Mr. Birkmeyer an option to purchase 100,000 shares of the Company's Common Stock, which option became exercisable at a rate of 25% immediately and 25% annually thereafter on the three successive option grant date anniversaries. Such option vests immediately upon a change of control of the Company (as defined in Section 12 of the Company's Amended and Restated 1995 Stock Option Plan). This agreement was for an initial one-year term and is automatically extended for subsequent one-year terms unless otherwise terminated by Mr. Birkmeyer or the Board by giving not less than 60 days written notice. Mr.Birkmeyer will be entitled to receive salary and benefits then in effect for one year after termination of the agreement by Mr. Birkmeyer for good reason (as defined in the agreement) or by the Company without cause.


   Report of the Compensation Committee

     The Compensation Committee of the Board of Directors is comprised of three directors. The Compensation Committee determines the compensation for the Chief Executive Officer and reviews the recommendations of the Chief Executive Officer and approves salaries for all other corporate officers, reviews and approves all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs, reviews and approves management succession planning, conducts special competitive studies, retains compensation consultants as necessary and appropriate, and recommends appropriate programs and action on any of the above matters to the Board.

   Compensation Philosophy

     The Company approaches compensation for all its employees, including senior management, with a consistent philosophy. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. The Company's compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

     o  The Company pays competitively.

          The Company is committed to maintaining a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other comparable companies and sets its pay parameters based on this review.

     o  The Company pays for sustained performance.

          Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives.

     o  The Company strives for fairness in the administration of pay.

          The Company strives to compensate a particular individual equitably compared to other executives at similar levels both inside the Company and at comparable companies.

     o The Company strives to provide incentives designed to maximize stockholder value.

          The Company is committed to the use of stock options as a significant component of total compensation in order to appropriately align management's compensation with stockholder's interests.


   Compensation Vehicles

     The Company uses a total compensation program that consists of cash (salary and bonus) and equity-based compensation. Having a compensation program that allows the Company to attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The vehicles are:


   Cash-based Compensation

   Salary

     The Company establishes salary ranges for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market against that individual's overall performance, which is measured against his or her individual responsibilities and strategic objectives for the year.

     In both setting goals and measuring all executive officers' performance against those goals, the Company takes into account the performance of its competitors and general economic and market conditions. None of the factors included in the Company's strategic and business goals are assigned a specific weight. Instead, the Company recognizes that these factors may change in order to adapt to specific business challenges and to changing economic and marketplace conditions.


   Bonus

     The Company pays bonuses based upon (a) the Company's financial performance, measured against established corporate performance for net sales and profitability and (b) on the Committee's subjective determination of the executive officer's individual performance goals, measured against individual management goals established for each executive.


   Equity-based Compensation

   Stock Incentive Program

     The purpose of this program is to provide additional incentives to senior management to work to maximize stockholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its senior managers. The program utilizes vesting periods to encourage such employees to continue in the employ of the Company and thereby acts as a retention device for its senior managers. The Company believes that the program encourages senior managers to maintain a long-term perspective. In determining the size of an option award for an executive officer, the Compensation Committee reviews such individual's performance against the criteria described above and considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that individual. The Compensation Committee does not assign specific weights to these items.


   Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company's current policy is to structure the performance-based portion of compensation of its executive officers in a manner that complies with this provision.


   Chief Executive Officer Compensation

     Richard C. Birkmeyer has been President and Chief Executive Officer of the Company since December 30, 1996. The Compensation Committee used the same compensation policy described above for all employees to determine Mr. Birkmeyer's fiscal 1998 compensation.

     In setting both the cash-based and equity-based elements of Mr. Birkmeyer's compensation, the Compensation Committee made an overall assessment of Mr. Birkmeyer's leadership in achieving the Company's long-term strategic and business goals. The Compensation Committee assessed the importance of Mr. Birkmeyer to the continued growth and development of the Company, his increased responsibility as a result of several recent acquisitions, his expertise in the industry, his management skills and ability to implement the Company's strategic plans, his efforts to assemble a highly qualified executive management team for the Company and the achievement of various strategic milestones. The Compensation Committee does not assign specific weights to these categories.


   Base Salary

     Mr. Birkmeyer's base salary for 1998 pursuant to his employment agreement dated December 30, 1996 was $180,000, which reflects a consideration of competitive forces. Pursuant to such agreement, Mr. Birkmeyer is entitled to annual increases of not less than 5% of his then current salary as determined by the Committee. The Compensation Committee has not made a determination whether to increase Mr. Birkmeyer's base salary for fiscal year 1999. The Compensation Committee expects to meet with Mr. Birkmeyer in the near future to review Mr.Birkmeyer's compensation for 1999.


   Bonus

     Pursuant to his employment agreement, Mr. Birkmeyer is entitled to an annual bonus as determined by the Committee, not to exceed 75% of his then current salary.

     The Compensation Committee follows the same policy described above for other executive officers to determine Mr. Birkmeyer's bonus. The Company did not meet the established corporate performance goals for net sales and profitability. Accordingly, the Compensation Committee did not grant Mr. Birkmeyer a cash-bonus for 1998.

   Stock Options

     The Compensation Committee follows the same policy described above for other executive officers to determine Mr. Birkmeyer's stock incentive awards. Stock options are granted to encourage and facilitate stock ownership by the executive officers and thus strengthen both their personal commitments to the Company and a longer-term perspective in their managerial responsibilities. This component of an executive officer's compensation directly links the officers' interest with those of the Company's other stockholders.

     No additional options were granted to Mr. Birkmeyer during 1998.

                             COMPENSATION COMMITTEE

                             Richard J. Defieux
                             Robert E. Finnigan
                             Grover C. Wrenn

                                  OTHER MATTERS

Independent Auditors

     The accounting firm of KPMG LLP has served as the Company's independent auditors since September 1998. A representative of KPMG LLP will be present at the Meeting, and will be given the opportunity to make a statement if he desires and will be available to respond to appropriate questions. Arthur Andersen LLP was the Company's principal accounting firm since January 29, 1997, and was dismissed by the Board in September 1998. KPMG LLP was EnSys' principal accounting firm and was dismissed by the Board in January 1997. Arthur Andersen LLP's reports on the financial statements of SDI for 1996, and the Company for 1997, contained no adverse opinion or disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during 1996 and 1997, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. A representative of Arthur Andersen LLP will not be present at the Meeting.

Stockholder Proposals

     The proxy rules of the SEC permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by issuer action in accordance with the proxy rules. Under applicable SEC rules, such proposals must be received by the Company no later than December 1, 1999 to be considered for inclusion in the Company's proxy materials relating to the 2000 Annual Meeting.

General

     The Board knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be properly presented.

     The Company's 1998 Annual Report, including financial statements for the fiscal year ended December 31, 1998, accompanies this Proxy Statement. The Company will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this Proxy Statement, upon written request from such stockholder, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 which was filed with the SEC. Requests for such report should be directed to Strategic Diagnostics Inc., 111 Pencader Drive, Newark, Delaware 19702, Attention: Arthur A. Koch, Jr., Vice President and Chief Operating Officer.

     The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement. The entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. Additionally, the Company will request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupation and security holdings of the directors and officers of the Company is based upon information received from the individual directors and officers.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.

                                        STRATEGIC DIAGNOSTICS INC.
                                        Newark, Delaware
                                        March 30, 1999

                           STRATEGIC DIAGNOSTICS INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN


I. Purpose.

     The Strategic Diagnostics Inc. 1998 Employee Stock Purchase Plan (the "Plan") is broadly based and intended to encourage and facilitate the purchase of Shares of the Common Stock of Strategic Diagnostics Inc. (the "Company"), by employees of the Company and any Participating Companies, thereby providing employees with a personal stake in the Company and a long range inducement to remain in the employ of the Company and Participating Companies. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.


II. Definitions.

     "Account" means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

     "Approved Leave of Absence" means a leave of absence that has been approved by the applicable Participating Company in such a manner as the Board may determine from time to time.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Committee appointed pursuant to Section 14 of the Plan.

     "Company" means Strategic Diagnostics Inc. and any successor(s).

     "Compensation" means an Employee's cash compensation payable for services to a Participating Company.

     "Election Form" means the form acceptable to the Committee which an Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.

     "Eligible Employee" means an Employee who meets the requirements for eligibility under Section 3 of the Plan.

     "Employee" means a person who is an employee of a Participating Company.

     "Fair Market Value" means the closing price per Share on the principal national securities exchange on which the shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the Nasdaq National Market, or if not listed or traded on any such exchange or market, the fair market value as reasonably determined by the Board, which determination shall be conclusive.

     "Five Percent Owner" means an Employee who, with respect to a Participating Company, is described in Section 423(b) of the Code.

     "Offering" means an offering of Shares to Eligible Employees pursuant to the Plan.

     "Offering Commencement Date" means the first day of each January, April, July and October beginning on or after adoption of the Plan by the Board, until the Plan Termination Date, provided that the first Offering Commencement Date may be delayed until (i) the first day of the second month after adoption of the Plan, if necessary to permit Participants to make elections in accordance with
Section 3(e) of the Plan, or (ii) the first day of any calendar quarter following adoption of the Plan.

     "Offering Period" means the period extending from an Offering Commencement Date through the following Offering Termination Date.

     "Offering Termination Date" means the last day of each March, June, September and December following an Offering Commencement Date.

     "Option Price" means ninety percent (90%) of the lesser of: (1) the Fair Market Value per Share on the Offering Commencement Date, or if such date is not a trading day, then on the next trading day thereafter or (2) the

Fair Market Value per Share on the Offering Termination Date, or if such date is not a trading day, then on the next trading day thereafter.

     "Participant" means an Employee who meets the requirements for eligibility under Section 3 of the Plan and who has timely delivered an Election Form to the Committee.

     "Participating Company" means, as provided in Schedule A, the Company and subsidiaries of the Company, within the meaning of Section 424(f) of the Code, if any, that are approved by the Board from time to time and whose employees are designated as Employees by the Board.

     "Payroll   Deductions"   means  amounts   withheld  from  a   Participant's
Compensation pursuant to the Plan, as described in Section 5 of the Plan.

     "Plan" means Strategic Diagnostics Inc. 1998 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

     "Plan Termination Date" means the earlier of:

     The Offering Termination Date for the Offering in which the maximum number of Shares specified in Section5 of the Plan have been issued pursuant to the Plan; or

     The date as of which the Board chooses to terminate the Plan as provided in
Section 15 of the Plan.

     "Shares" means shares of Common Stock of the Company.

     "Successor-in-Interest" means the Participant's executor or administrator, or such other person or entity to whom the Participant's rights under the Plan shall have passed by will or the laws of descent and distribution.

     "Termination Form" means the form acceptable to the Committee which an Employee shall use to withdraw from an Offering pursuant to Section 8 of the Plan.


III. Eligibility and Participation.

     Initial Eligibility. Except as provided in Section 3(b) of the Plan, each Employee shall be eligible to participate in the Plan.

     Ineligibility. An Employee shall not be eligible to participate in the Plan if such Employee:

     Is a Five Percent Owner;

     Is a temporary Employee;

     Has been employed by a Participating Company on a full-time basis for less than a 6-consecutive-month period ending on the last day of the month immediately preceding the effective date of an election to purchase Shares pursuant to the Plan;

     Has not customarily worked more than 20 hours per week during a 24-consecutive-month period ending on the last day of the month immediately preceding the effective date of an election to purchase Shares pursuant to the Plan; or

     Is restricted from participating under Section 3(d) of the Plan.

     Leave of Absence. For purposes of participation in the Plan, an Employee on an Approved Leave of Absence shall be deemed to be an Employee for the first 90 days of such Approved Leave of Absence and such Employee's employment shall be deemed to have terminated for purposes of participation under the Plan at the close of business on the 90th day of such Approved Leave of Absence unless such Employee shall have returned to regular non-temporary employment before the close of business on such 90th day. Termination by the Participating Company of an Employee's Approved Leave of Absence, other than termination or return to non-temporary employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and the right to exercise any option. An Approved Leave of Absence shall be considered active employment for purposes of Sections 3(b)(3) and 3(b)(4) of the Plan.

     Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan if:

     Immediately  after the grant,  such Employee would be a Five Percent Owner;
or

     Such option would permit such Employee's rights to purchase stock under all employee stock purchase plans of the Participating Companies which meet the requirements of Section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to Section 423(b)(8) of the Code) for each calendar year in which such option is outstanding.

     Commencement of Participation. An Employee who meets the eligibility requirements of Sections 3(a) and 3(b) of the Plan and whose participation is not restricted under Section 3(d) of the Plan shall become a Participant by completing an Election Form and filing it with the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the first Offering to which such Election Form applies. Payroll Deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to Section 8 of the Plan.


IV. Shares Per Offering.

     The Plan shall be implemented by a series of Offerings that shall terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation payable for each calendar month of the Company's fiscal year for the period commencing with the first day of the month first occurring on or after adoption of the Plan by the Board and ending with the Plan Termination
Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Section 10(a) of the Plan, for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings. If the total number of Shares for which options are exercised on any Offering Termination Date exceeds the maximum number of Shares available, the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.


V. Payroll Deductions.

     Amount of Payroll Deductions. An Eligible Employee who wishes to participate in the Plan shall file an Election Form with the Committee at least 15 days before the Offering Commencement Date for the first Offering for which such Election Form is effective on which he or she may elect to have Payroll Deductions of such amounts designated by the Committee on the Election Form from time to time made from his or her Compensation on each regular payday during the time he or she is a Participant in the Plan, provided that the rules established by the Committee shall be consistent with Section 423(b)(5) of the Code.

     Participants'   Accounts.   All  Payroll   Deductions  with  respect  to  a
Participant pursuant to Section 5(a) of the Plan shall be credited to the Participant's Account under the Plan.

     Changes in Payroll Deductions. A Participant may discontinue his or her participation in the Plan as provided in Section 8(a) of the Plan, but no other change can be made during an Offering, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice of such change to the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the Offering for which such change is effective.

     Leave of Absence. A Participant who goes on an Approved Leave of Absence before the Offering Termination Date after having filed an Election Form with respect to such Offering may:

     Withdraw the balance credited to his or her Account pursuant to Section 8(b) of the Plan;

     Discontinue contributions to the Plan but remain a Participant in the Plan through the Offering Termination Date; or

     Remain a Participant in the Plan during such Approved Leave of Absence through the Offering Termination Date and continue the authorization for the Participating Company to make Payroll Deductions for each payroll period out of continuing payments to such Participant, if any.

VI. Granting of Options.

     On each Offering Termination Date, each Participant shall be deemed to have been granted an option to purchase a minimum of one (1) Share and a maximum number of Shares that shall be a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant's Account as of the Offering Termination Date, by the Option Price.

VII. Exercise of Options.

     Automatic Exercise. With respect to each Offering, a Participant's option for the purchase of Shares granted pursuant to Section 6 of the Plan shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering.

     Fractional Shares and Minimum Number of Shares. Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the exercise of options for a minimum of one (1) full Share shall be credited to the Participant's Account for the next succeeding Offering, or, at the Participant's election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.

     Transferability of Option. No option granted to a Participant pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such option shall be exercisable during the Participant's lifetime other than by the Participant.

     Delivery of Certificates for Shares. The Company shall deliver certificates for Shares acquired on the exercise of options during an Offering Period as soon as practicable following the Offering Termination Date.

VIII. Withdrawals.

     Withdrawal of Account. A Participant may elect to withdraw the balance credited to the Participant's Account by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering.

     Amount of Withdrawal. A Participant may withdraw all, but not less than all, of the amounts credited to the Participant's Account by giving a Termination Form to the Committee. All amounts credited to such Participant's Account shall be paid as soon as practicable following the Committee's receipt of the Participant's Termination Form, and no further Payroll Deductions will be made with respect to the Participant.

     Effect of Withdrawal on Subsequent Participation. A Participant who elects to withdraw from an Offering pursuant to Section 8(a) of the Plan shall be deemed to have elected not to participate in each of the two succeeding Offerings following the date on which the Participant gives a Termination Form to the Committee.

     Termination of Employment. Upon termination of a Participant's employment for any reason other than death, including termination due to disability or continuation of a leave of absence beyond 90 days, all amounts credited to such Participant's Account shall be returned to the Participant. In the event of a Participant's (1) termination of employment due to death or (2) death after termination of employment but before the Participant's Account has been returned, all amounts credited to such Participant's Account shall be returned to the Participant's Successor-in-Interest without interest.

     Leave of Absence. A Participant who is on an Approved Leave of Absence shall, subject to the Participant's election pursuant to Section 5(d) of the Plan, continue to be a Participant in the Plan until the end of the first Offering ending after commencement of such Approved Leave of Absence. A Participant who has been on an Approved Leave of Absence for more than 90 days shall not be eligible to participate in any Offering that begins on or after the commencement of such Approved Leave of Absence so long as such leave of absence continues.

IX. Interest.

     No interest shall be paid or allowed with respect to amounts paid into the Plan or credited to any Participant's Account.

X.  Shares.

     Maximum Number of Shares. No more than 661,157 Shares may be issued under the Plan. Such Shares may be unissued shares or treasury shares of the Company or may be outstanding shares purchased in the open market or otherwise on behalf of the Plan upon such terms as the Committee may approve for delivery under the Plan. The number of Shares available for any Offering and all Offerings shall be adjusted if the number of outstanding Shares of the Company is increased or reduced by split-up, reclassification, stock dividend or the like. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

     Participant's Interest in Shares. A Participant shall have no interest in Shares subject to an option until such option has been exercised.

     Registration of Shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

     Restrictions on Exercise. The Board may, in its discretion, require as conditions to the exercise of any option such conditions as it may deem necessary to assure that the exercise of options is in compliance with applicable securities laws.


XI. Expenses.

     The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her contributions.


XII. Taxes.

     The Participating Companies shall have the right to withhold from each Participant's Compensation an amount equal to all Federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them. In connection with such withholding, the Participating Companies may make any such arrangements as are consistent with the Plan as it may deem appropriate, including the right to withhold from Compensation paid to a Participant other than in connection with the Plan.


XIII. Plan and Contributions Not to Affect Employment.

     The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.


XIV. Administration.

     The  Plan  shall  be  administered   by  the  Board,   which  may  delegate
responsibility for such administration to a committee of the Board (the "Committee") or to a third party administrator under Board or Committee supervision. If the Board fails to appoint the Committee, any references in the Plan to the Committee shall be treated as references to the Board. The Board, or the Committee, shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to delegate administrative functions to a third party administrator and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The determinations of the Board or the Committee on the matters referred to in this Section 14 shall be conclusive and binding upon all persons in interest.


XV. Amendment and Termination.

     The Board may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of a Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further that the Company may seek stockholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.

XVI. Effective Date.

     The Plan shall be effective on the date it is adopted by the Board. In the event that the Plan is not approved by the Company's stockholders within one year of the adoption of the Plan by the Board, the tax treatment of Section 423 of the Code may not apply with respect to Shares transferred to Participants on the exercise of options pursuant to Section 7 of the Plan.


XVII. Government and Other Regulations.

     In General.  The  purchase of Shares under the Plan shall be subject to all
applicable  laws,   rules  and  regulations,   and  to  such  approvals  by  any
governmental agencies as may be required.

     Securities Law. The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.


XVIII. Non-Alienation.

     No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his or her interest under the Plan prior to the distribution to him or her of Share certificates. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.


XIX. Notices.

     Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

     If to the Company:

     Strategic Diagnostics Inc.
     111 Pencader Drive
     Newark, DE 19702
     Attn: Chief Financial Officer
     Or any other address provided pursuant to written notice.

     If to the Participant:

     At the address on file with the Company from time to time, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.


XX. Successors.

     The Plan shall be binding upon and inure to the benefit of any successor, successors or assigns of the Company.

XXI. Severability.

     If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.


XXII. Acceptance.

     The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.


XXIII. Applicable Law.

     This Plan shall be construed in accordance with the laws of the state of Delaware, to the extent not preempted by applicable Federal law.

                                   SCHEDULE A


                             Participating Companies


     Strategic Diagnostics Inc.

     TSD BioServices, Inc.

     HTI Bio-Products, Inc.

     Strategic Diagnostics Inc., Europe

                           STRATEGIC DIAGNOSTICS INC.
                               111 Pencader Drive
                             Newark, Delaware 19702

                Annual Meeting of Stockholders - April 27, 1999
              Proxy Solicited on Behalf of the Board of Directors

The Undersigned, revoking all prior proxies, hereby appoints Robert E. Finnegan and Richard J. Defieux as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1999 Annual Meeting of Stockholders of STRATEGIC DIAGNOSTICS INC. to be held at the Christiana Hilton, 100 Continental Drive, Newark, Delaware 19713, on Tuesday, April 27, 1999, at 10:00 a.m. local time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as set forth in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally, Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?
__________________________________          ____________________________________
__________________________________          ____________________________________
__________________________________          ____________________________________

STRATEGIC DIAGNOSTICS INC.   I. Election of Class 1 Directors

                                                   For  Withheld  For All Except

RECORD DATE SHARES:          Grover C. Wrenn       [ ]    [ ]          [ ]
                             Richard C. Birkmeyer  [ ]    [ ]          [ ]
                             Kathleen E. Lamb      [ ]    [ ]          [ ]
                             Curtis Lee Smith Jr.  [ ]    [ ]          [ ]

                             NOTE:If your do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the remaining nominee(s).

                             2. To approve amendments to the Company's 1995 Stock Incentive Plan (to be renamed the Strategic Diagnostics Inc. 2000 Stock Incentive Plan) to Increase the number of shares authorized for issuance from 1,700,000 to 2,500,000.

[X]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE                           For  Against   Abstain

                                                   [ ]    [ ]          [ ]


                             3. To approve the Company's Employee Stock
                             Purchase Plan.

                                                   For  Against   Abstain

                                                   [ ]    [ ]       [ ]

Please be sure to sign and   In their discretion, the proxies are authorized to
date this Proxy.             vote upon any other business that may properly come
                             before the meeting or at any adjournment thereof.

__________________________   Date__________________
Stockholder sign here

__________________________   Date__________________
Co-owner sign here

                             Mark box at right if an address change or
                             comment has been noted on the reverse side    [ ]
                             of this card.

        DETACH CARD                                         DETACH CARD

                          STRATEGIC DIAGONOSTICS INC.

Dear Stockholder,

Please take note of the important information regarding the Company's management and financial results enclosed with this Proxy Ballot.

Your votes on the election of the Company's directors and the other proposals are important and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on April 27, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,



Strategic Diagnostics Inc.